Schedule V

                  CONSOLIDATED RAIL CORPORATION

                  PROPERTY, PLANT AND EQUIPMENT
                 FOR THE YEARS ENDED DECEMBER 31,
                          (In Millions)



Classification   Balance at                             Other      Balance
- --------------   Beginning   Additions                 Changes    at End of
                 of Period     at Cost  Retirements  Add (Deduct)   Period
                 ----------  ---------  -----------  -----------  ---------
1991
Owned:
    Roadway      $5,894        $255      $ (80)     $ 54 (1)(2)(3)   $6,123
    Equipment       914          67        (79)        2 (1)            904
                 ------        ----      -----      ----             ------
                  6,808         322       (159)       56              7,027
                 ------        ----      -----      ----             ------
Capital Leases:
    Roadway          66           2        (12)      (23)(3)             33
    Equipment     1,143          74        (97)                       1,120
                 ------        ----      -----      ----             ------
                  1,209          76       (109)      (23)             1,153
                 ------        ----      -----      ----             ------
    Total        $8,017        $398      $(268)     $ 33             $8,180
                 ======        ====      =====      ====             ======

1992
Owned:
    Roadway      $6,123        $428      $(143)     $ 57 (4)         $6,465
    Equipment       904          49        (45)                         908
                 ------        ----      -----      ----             ------
                  7,027         477       (188)       57              7,373
                 ------        ----      -----      ----             ------

Capital Leases:
    Roadway          33           5        (5)                           33
    Equipment     1,120           9       (30)                        1,099
                 ------        ----      -----      ----             ------
                  1,153          14       (35)                        1,132
                 ------        ----      -----      ----             ------
    Total        $8,180        $491     $(223)      $ 57             $8,505
                 ======        ====      =====      ====             ======
1993
Owned:
    Roadway      $6,465        $313     $(174)      $(57)(4)         $6,547
    Equipment       908         262       (69)                        1,101
                 ------        ----      -----      ----             ------
                  7,373         575      (243)       (57)             7,648
                 ------        ----      -----      ----             ------

Capital Leases:
    Roadway          33           3        (8)                           28
    Equipment     1,099          72       (95)                        1,076
                 ------        ----      -----      ----             ------
                  1,132          75      (103)                        1,104
                 ------        ----      -----      ----             ------
    Total        $8,505        $650     $(346)     $(57)             $8,752
                 ======        ====      =====      ====             ======

(1)Acquisition adjustments related to net assets of The Monongahela Railway Company acquired in 1990 increased Owned Roadway, $5 million and Owned Equipment, $2 million.
(2)Change in method of accounting for track structure by a subsidiary from the retirement-replacement-betterment method to the depreciation accounting method, resulted in an increase of $26 million.
(3)Acquisition of assets previously under capital leases.
(4)Net assets of Concord Resources Group, Inc. (Concord). During 1992, Conrail increased its ownership interest in Concord from 50% to 81.25%. During 1993, the Company's management committed to a plan for disposing of its interest in Concord, and accordingly, changed to the equity method of accounting for its investment.

                                                           Schedule VI

                    CONSOLIDATED RAIL CORPORATION

               ACCUMULATED DEPRECIATION, DEPLETION AND
            AMORTIZATION OF PROPERTY, PLANT AND EQUIPMENT
                   FOR THE YEARS ENDED DECEMBER 31,
                            (In Millions)


                             Additions
Description      Balance at Charged to                  Other      Balance
- -----------      Beginning   Cost and                  Changes    at End of
                 of Period   Expenses   Retirements  Add (Deduct)   Period
                 ----------  ---------  -----------  -----------  ---------
                                                         (1)

1991
Owned:
    Roadway.....   $  891       $164     $ (45)         $20         $1,030
    Equipment...      400         62       (69)           4            397
                   ------       ----     -----          ---         ------
                    1,291        226      (114)          24          1,427
                   ------       ----     -----          ---         ------

Capital Leases:
    Roadway.....       36          3       (12)          (2)            25
    Equipment...      633         78       (97)           2            616
                   ------       ----     -----          ---         ------
                      669         81      (109)           -            641
                   ------       ----     -----          ---         ------
    Total.......   $1,960       $307     $(223)         $24         $2,068
                   ======       ====     =====          ===         ======
1992
Owned:
    Roadway.....   $1,030       $161     $ (75)         $ 2         $1,118
    Equipment...      397         58       (49)           3            409
                   ------       ----     -----          ---         ------
                    1,427        219      (124)           5          1,527
                   ------       ----     -----          ---         ------

Capital Leases:
    Roadway.....       25          5        (5)                         25
    Equipment...      616         71       (30)           6            663
                   ------       ----     -----          ---         ------
                      641         76       (35)           6            688
                   ------       ----     -----          ---         ------
    Total.......   $2,068       $295     $(159)         $11         $2,215
                   ======       ====     =====          ===         ======
1993
Owned:
    Roadway.....   $1,118       $159     $(160)         $ 2         $1,119
    Equipment...      409         50       (60)           3            402
                   ------       ----     -----          ---         ------
                    1,527        209      (220)           5          1,521
                   ------       ----     -----          ---         ------
Capital Leases:
    Roadway.....       25          3        (8)                         20
    Equipment...      663         70       (95)           5            643
                   ------       ----     -----          ---         ------
                      688         73      (103)           5            663
                   ------       ----     -----          ---         ------
    Total.......   $2,215       $282     $(323)         $10         $2,184
                   ======       ====     =====          ===         ======

(1) All changes represent additions charged to property accounts in connection with construction projects, except for the following:

  1991 - Change in method of accounting for track structure by a subsidiary from the retirement-replacement-betterment method to the depreciation accounting method increased Owned Roadway $9 million. Acquisition of assets previously under Capital Leases, Roadway increased Owned Roadway $5 million and adjustments related to the acquisition of a subsidiary increased Owned Roadway $5 million and Owned Equipment, $2 million.

                                                      Schedule VIII

                    CONSOLIDATED RAIL CORPORATION

                  VALUATION AND QUALIFYING ACCOUNTS
                  FOR THE YEARS ENDED DECEMBER 31,

                            (In Millions)



                                       Additions
                                   --------------------
                     Balancee at   Charged to   Charged                 Balance
Description          Beginning     Costs and    to Other                 At End
- -----------          of Period     Expenses     Accounts   Deductions  of Period
                     -----------   ----------   --------   ----------  ---------
                                                  (1)
1991
Casualty reserves
     Current.......     $116                               $     4 (2)     $112
     Noncurrent....      171          $110        $12          125 (3)      168

Allowance for
disposition of
property and
equipment (4).....                     339                      18          321


1992
Casualty reserves
     Current......       112                                     2 (2)      110
     Noncurrent...       168           122         11          148 (3)      153

Allowance for
disposition of
property and
equipment (4).....       321                                    44          277

1993
Casualty reserves
     Current......       110                                    17 (2)       93
     Noncurrent...       153           122         11          154 (3)      132

Allowance for
disposition of
property and
equipment (4).....       277                                    21          256



(1) Charges to property accounts in connection with construction projects.

(2) Includes net transfers from noncurrent.

(3) Transfers to current.

(4) Charge to costs and expenses in 1991 represents a portion of the 1991 Special Charge (see Note 10 to the Consolidated Financial Statements). Deductions of $18 million, $27 million and $21 million in 1991, 1992 and 1993, respectively, represent net losses on asset dispositions. The remaining $17 million deduction in 1992 represents a net reduction in disposition requirements as a result of the decision to retain certain rail lines.


                                                         Schedule X


                    CONSOLIDATED RAIL CORPORATION

             SUPPLEMENTARY INCOME STATEMENT INFORMATION
               FOR THE THREE YEARS ENDED DECEMBER 31,
                            (In Millions)




 Items                                   Charged to Costs and Expenses
 -----                                   -----------------------------

                                           1993    1992     1991
                                           ----    ----     ----
 Maintenance and repairs...............    $512    $495     $478
                                           ====    ====     ====

 Taxes, other than payroll and
     income taxes:
       Property........................      50      46       47
       Other...........................      33      22       30
                                           ----    ----     ----
         Total.........................    $ 83    $ 68     $ 77
                                           ====    ====     ====
